SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

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      Date of Report (Date of earliest event reported): September 21, 2005


                            FNB FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)


      Pennsylvania                33-66014                    23-2466821
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    (State or other             (Commission                 (IRS Employer
    jurisdiction of             File Number)              Identification No.)
     incorporation)

101 Lincoln Way West, McConnellsburg, Pennsylvania               17233
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(Address of principal executive offices)                       (Zip Code)

                                 (717) 485-3123
              (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|X| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                            FNB FINANCIAL CORPORATION

                           CURRENT REPORT ON FORM 8-K


Item 1.01 Entry into a Material Definitive Agreement.

         On September 21, 2005, FNB Financial Corporation (OTC BB: FNBBD-OB) ("FNB") parent company of The First National Bank of McConnellsburg and Tower Bancorp, Inc. (OTC BB: TOBC-OB) ("Tower") parent company of The First National Bank of Greencastle have signed a definitive agreement (the "Agreement") to combine their companies (the "Merger").

         Pursuant to the terms of the Agreement, FNB shareholders will be entitled to receive either 0.8663 shares of Tower common stock or $39.00 for each share of FNB common stock. Each shareholder of FNB will have the right to receive shares of Tower common stock for a portion of their shares and cash for the remaining portion of their shares. Shareholder elections will be subject to allocation procedures, which are intended to ensure that at a minimum 85% of the FNB common stock will be converted into shares of Tower common stock and up to 15% of the FNB common stock will be paid in cash. The total value of the Merger is valued at approximately $31.2 million.

         The Merger is subject to shareholder approvals by FNB and Tower shareholders and customary regulatory approvals. Directors and executive officers of FNB holding approximately 150,940 shares (18.8% of the outstanding FNB shares) have agreed to vote their shares in favor of the Merger pursuant to individually signed voting agreements.

         The Merger is expected to close late in the first quarter or early second quarter of 2006.

         A copy of the joint press release announcing the Merger is attached hereto as Exhibit 99.1. FNB expects to circulate a proxy statement and other relevant documents once they become available.


Item 9.01 Financial Statements and Exhibits.

 Exhibits:

      2.1 Agreement and Plan of Merger, dated as of September 21, 2005, between Tower Bancorp, Inc. and FNB Financial Corporation (schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); FNB agrees to furnish supplementally a copy of such schedules and/or exhibits to the SEC upon request).

      99.1  Joint Press Release, dated September 22, 2005.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              FNB FINANCIAL CORPORATION




Date: September 23, 2005                By:   /s/  John C. Duffey
                                              --------------------------------

                                              Title: John C. Duffey, President
                                              and Director of FNB and
                                              President/CEO of The First
                                              National Bank of McConnellsburg
                                              (Duly Authorized Officer)